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                                                                   EXHIBIT 10.25

                            STOCK PURCHASE AGREEMENT

         This Stock Purchase Agreement (this "Agreement"), dated as of November 26, 2002, is entered into by and between Andrew A. Allen Family Limited Partnership (the "Seller") and TradeStation Group, Inc. (the "Purchaser" or the "Company").

                              W I T N E S S E T H:

                  WHEREAS, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, the number of shares of common stock (the "Common Stock") of TradeStation Group, Inc., a Florida corporation (the "Company"), par value $.01 per share, listed under the Seller's name on Schedule A attached hereto (such shares, collectively, the "Shares").

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Sale and Purchase of the Shares. The Seller hereby sells to the Purchaser, and the Purchaser hereby purchases from the Seller, the Shares to be sold by the Seller as set forth on Schedule A attached hereto. The purchase and sale of the Shares shall be effective as of the date of, and the closing transactions shall occur pursuant to the terms of, this Agreement.

         2. Payment for the Shares. Concurrently with the execution and delivery of this Agreement, the Purchaser is hereby delivering or designating authority to Marc J. Stone, General Counsel of the Company, as escrow agent (the "Escrow Agent"), over a wire transfer or a Company check, in an amount equal to the purchase price for all of the Shares being purchased and sold, as listed on Schedule A attached hereto, as payment in full of the purchase price for all of the Shares. Escrow Agent shall release the funds to the Seller upon Escrow Agent's receipt of all the documents listed in Section 3.

         3. Deliveries by Purchaser and Seller. The Purchaser and the Seller are hereby delivering to the Escrow Agent at least one executed counterpart of this Agreement. Concurrently with the execution and delivery of this Agreement, the Seller is hereby delivering to the Escrow Agent a duly executed stock power, signature guaranteed, from the Seller (the "Stock Power") transferring those shares of Common Stock that are owned by the Seller and are represented by a stock certificate(s) registered in the name of the Seller (the "Stock Certificate(s)"), and the original Stock Certificate(s). Escrow Agent shall deliver and/or cooperate in the delivery of the Stock Power and the Stock Certificate(s) to the Company's transfer agent with appropriate instructions.

         4. Representations and Warranties by Seller. The Seller represents and warrants the following to the Purchaser in order to induce the Purchaser to purchase the Shares:

                  (a) Seller has the power and authority to execute and deliver this Agreement and to consummate the transactions to be consummated by Seller. The execution and delivery by Seller of this Agreement and the consummation by Seller of the transactions contemplated by

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this Agreement have been duly authorized by Seller, and no action on the part of
Seller or any other person or entity is necessary to authorize the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated by this Agreement. This Agreement has been properly and validly executed and delivered by Seller and is a valid, binding and enforceable agreement of and against Seller.

                  (b) Seller has full right, power and authority to transfer the Shares to be sold by Seller to the Purchaser as contemplated herein, free and clear of all liens, security interests, charges, claims, pledges, encumbrances and restrictions and rights and interests of any other party whatsoever and of any nature (other than restrictions imposed by federal or state securities laws).

                  (c) The execution and delivery of this Agreement and the performance and compliance with its terms by Seller will not (i) conflict with, or result in the breach of, or trigger or accelerate any right or obligation (including prepayment penalties), or constitute a default or an event of default or an occurrence, circumstance, act or failure to act that, with the passage of time, the giving of notice, or both, would become a default, or give rise to any right of contingent payment, termination, cancellation, acceleration or non-renewal, or (ii) result in the creation of any liens, charges, rights, claims, interests, options or other encumbrances, restrictions or limitations of any kind upon the Shares to be sold by Seller, whether tangible or intangible, under (A) any contract, understanding, covenant, commitment, understanding, arrangement, or other agreement or instrument of any kind whether oral or written, (B) any law, rule, regulation, policy, ruling or other interpretation, guideline, circular, judgment, order, decree or other directive or advice of any kind of any governmental or quasi-governmental authority, agency or instrumentality or (C) any restriction, condition, covenant or commitment relating to or concerning the Shares to be sold by Seller.

                  (d) There is no lawsuit, action, complaint, claim, demand, notice, hearing, arbitration, investigation, inquiry or any other proceeding, at law or in equity or before any administrative or enforcement agency or body (a "Lawsuit") pending or threatened, affecting, directly or indirectly, the Shares to be sold by Seller and Seller does not know of any valid basis for any such Lawsuit. There is no judgment, order, writ, injunction, decree or other similar command or directive of any court or federal, state, local or foreign governmental or quasi-governmental authority, agency or instrumentality that restricts Seller from consummating the transactions contemplated by this Agreement.

                  (e) Seller has sufficient knowledge and experience with the Company including, without limitation, as a co-founder of TradeStation Securities, Inc., a Florida corporation that is currently the primary operating subsidiary of the Company, and otherwise, so as to be able to evaluate the risks and merits of consummating the transactions contemplated by this Agreement.

                  (f) Seller is fully familiar with all facts and circumstances attendant to Seller's decision to sell the Shares to be sold by Seller, has reviewed all of the Company's filings with the Securities Exchange Commission and its recent press releases, has had an opportunity to ask questions of, and receive answers from, representatives of the Company and has available to him or it such information related to the Company and its business, prospects, affairs and plans as

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Seller deems necessary and sufficient to make Seller's decision to sell his
Shares, and all investigations, due diligence, and questions have been completed or answered to Seller's satisfaction.

                  (g) Seller has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of selling his or its Shares.

                  (h) Seller has reviewed, among other things, the Company's Annual Report of Form 10-K (and its audited financial statements included therein) for the fiscal year ended December 31, 2001 and its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2002, June 30, 2002, and September 30, 2002, as well as the Company's August 2, 2002 Proxy Statement and October 15, 2002 and July 16, 2002 earnings releases. However, Seller specifically understands and agrees that any business outlook information included in any such documents represents only a prediction of future events and is based largely on current expectations and beliefs concerning future events, occurrences and circumstances that are subject to substantial risks, uncertainties and change; accordingly, no assurance can be given that the operating results forecasted will prove to be accurate and, in fact, the actual operating results of the Company for the 2002 fourth quarter are currently expected to be materially more favorable than those previously forecasted.

                  (i) Seller has been represented by such business, legal and tax counsel and advisors and others, each of whom has been personally selected by Seller, as Seller has found necessary to consult concerning the consummation of the transactions contemplated by this Agreement, and such representation has included an examination of all tax, financial and legal aspects of the transactions contemplated by this Agreement.

         5. Confidentiality. The Seller agrees that it will not issue any press release or make any other public disclosure of this Agreement or the contents hereof or of the transactions contemplated herein without the prior approval of the Purchaser, which may be withheld in the sole discretion of the Purchaser, unless such disclosure is required by law. The Purchaser acknowledges that the Seller may be required to make disclosure regarding certain terms of this Agreement under federal or state securities laws. To the extent any such disclosure is required to be made, the Seller will be permitted to make such disclosure (including, without limitation, any Schedule 13D or amendment thereof and Form 4), but, before taking this step (the making or filing of such disclosure) the Seller shall (a) consult with the Purchaser and its counsel and
(b) provide the Purchaser and its counsel, for comment, drafts of the proposed disclosures, and shall include any additions or changes to such proposed disclosures requested by the Purchaser or its counsel.

         6.       Miscellaneous.

                  (a) Amendment. This Agreement may be amended only by an instrument in writing signed by all of the parties hereto.

                  (b) Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the sale and delivery of the Shares.

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                  (c)      Entire Understanding. This Agreement constitutes the
entire understanding among the parties relative to the purchase and sale of the Shares and supersedes all prior written or oral understandings, agreements, conditions and representations, if any, relating to the purchase and sale of the Shares.

                  (d) Governing Law. This Agreement shall be deemed a contract made under the laws of the State of Florida and together with the rights and obligations of the parties hereunder shall be construed under and governed by the laws of such State without regard to the conflict of law provisions thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of any federal or state court located within Miami-Dade or Broward County in the State of Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons and waives, and covenants not to assert or plead, any objection which they might otherwise have to such jurisdiction, such venue and such process.

                  (e) Counterparts. This Agreement may be executed in one or more counterparts or counterpart signature pages, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telefax of a facsimile signature page shall be binding upon that party so confirming.

                         [SIGNATURES ON FOLLOWING PAGE]

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date set forth above.

                                   SELLER:

                                   /s/ Andrew A. Allen
                                   ---------------------------------------------
                                   Andrew A. Allen, President of Allen Holdings
                                   Corp., the general partner of Andrew A. Allen Family Limited Partnership

                                   PURCHASER:

                                   TRADESTATION GROUP, INC.

                                   By: /s/ Marc J. Stone
                                       -----------------------------------------
                                       Marc J. Stone, Vice President

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                                   SCHEDULE A

                             IDENTITY OF SELLER AND
                 NUMBER AND PURCHASE PRICE OF SHARES TO BE SOLD

Seller: Andrew A. Allen

Number of Shares to be sold: 1,000,000

Purchase Price: $1,350,000 ($1.35 per Share)